UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): October 20, 2005

000-14136

 (Commission file number)

ARIES VENTURES INC.

(Exact name of registrant as specified in its charter)

Nevada	84-0987840
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 777-7826
(Address of principal executive offices)	(Registrant’s telephone number)

11622 El Camino Real San Diego, California 92130
(Former address)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant’s Certifying Accountant

(a)           Effective as of October 25, 2005, the Board of Directors of Aries dismissed Weinberg & Company, P.A. as Aries' independent registered public accounting firm.

The reports of Weinberg & Company, P.A. on the financial statements of Aries for the past two fiscal years ended September 30, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years and through October 25, 2005, there have been no disagreements with Weinberg & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Weinberg & Company, P.A. would have caused Weinberg & Company, P.A. to make reference to such disagreement in its report on the financial statements for such years and period.

During the two most recent fiscal years and through October 25, 2005, there have been no events requiring identification in response to Item 304(a)(1)(iv)(B) of Regulation S-B.

Aries has requested that Weinberg & Company, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated November 1, 2005, is filed as Exhibit 16 to this Form 8-K/A.

(b)           Effective as of October 25, 2005, the Board of Directors appointed Marcum & Kliegman LLP as Aries' independent registered public accounting firm and engaged Marcum & Kliegman LLP to audit the financial statements of Aries for the fiscal year ended September 30, 2005. Marcum & Kliegman LLP has been engaged as the independent auditors of Cardium since May 31, 2005.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	16	Letter from Weinberg & Co. dated November 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIES VENTURES INC.

Date: November 3, 2005	By:	/s/ Christopher J. Reinhard
Christopher J. Reinhard
Chief Executive Officer